Investor Presentation Second Quarter 2024 Exhibit 99.2

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations and future plans, objectives, performance, earnings and expenses. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023, our Form 10-Q for the quarter ended March 31, 2024 and the Form 10-Q for the quarter ended June 30, 2024, to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates.

Q2 2024 Highlights See Slide 13 for footnotes Differences due to rounding 3 Net income of $178 million, an increase of $43 million compared to adjusted net income of $135 million in Q1 Net interest income increased $18 million to $568 million Continued NIM expansion; increased 6 bps to 3.22% Credit quality stable with improved metrics: NPLs decreased $12 million to $342 million and NPL ratio at 0.96%, down 5 bps NCO ratio decreased 10 bps to 0.61% Loans increased $473 million, driven by BPPR Deposits increased $1.7 billion, mainly in BPPR Common Equity Tier 1 capital ratio increased 12 bps to 16.48% Tangible book value per share increased $2.65 to $62.71 On July 24, 2024, we announced the following capital actions: common stock repurchase authorization of $500 million; and an increase in the Corporation’s quarterly common stock dividend from $0.62 per share to $0.70 per share, commencing with the dividend payable in the first quarter of 2025, subject to approval of the Corporation’s Board of Directors

Business Highlights

BPPR				
($ in millions)	Q2 2024	Q1 2024	Change	Q2 2023
Loans Held in Portfolio	$ 25,111	$ 24,602	$ 509	$ 23,087
P.R. Government Deposits	19,722	18,020	1,702	18,464
Total Deposits	54,548	53,404	1,144	55,077
Borrowings	127	109	18	108
Net Interest Margin	3.40%	3.33%	0.07%	3.21%
Total Deposit Cost	1.83%	1.81%	0.02%	1.44%

Highlights:

- Loans increased $509 million QoQ:
  - Commercial and construction loans increased $254 million
  - Auto loans and leases increased $129 million
  - Mortgage loans increased $107 million
  - Credit card balances increased $20 million
  - Personal loans decreased $2 million
- Total deposits increased $1.1 billion driven by P.R. government deposits
- NIM increased 7 bps to 3.40% driven by the repricing of the investment portfolio and higher loan volume
- Total deposit costs increased 2 bps to 1.83% driven by P.R. government deposits

Popular U.S.				
($ in millions)	Q2 2024	Q1 2024	Change	Q2 2023
Loans Held in Portfolio	$ 10,448	$ 10,484	$ (36)	$ 9,911
Total Deposits	11,861	11,273	588	10,018
Borrowings	327	331	(4)	428
Net Interest Margin	2.60%	2.59%	0.01%	3.01%
Total Deposit Cost	3.43%	3.40%	0.03%	2.55%

Highlights:

- Loans decreased $36 million QoQ:
  - Construction loans increased $75 million
  - Commercial loans decreased $90 million
  - Consumer loans decreased $14 million
  - Mortgage loans decreased $7 million
- Total deposits increased $588 million driven by time deposits
- NIM increased 1 bp to 2.60%
- Total deposit costs increased 3 bps to 3.43% driven by higher proportion of time deposits

Differences due to rounding

4

Financial Summary Unaudited ($ in thousands, except EPS) Q2 2024 Q1 2024 Variance Net interest income 568,312 $ 550,744 $ 17,568 $ Provision for credit losses 46,794 72,598 (25,804) Net interest income after provision for credit losses 521,518 $ 478,146 $ 43,372 $ Service charges on deposits 37,526 37,442 84 Other service fees 96,863 94,272 2,591 Mortgage banking activities 5,723 4,360 1,363 Other non-interest income 26,194 27,744 (1,550) Total non-interest income 166,306 $ 163,818 $ 2,488 $ Personnel costs 197,424 215,377 (17,953) Net occupancy expenses 27,692 28,041 (349) Equipment expenses 9,662 9,567 95 Professional fees 37,744 28,918 8,826 Technology and software expenses 79,752 79,462 290 Processing and transactional services 39,096 34,194 4,902 Business promotion 25,449 20,989 4,460 FDIC deposit insurance 10,581 23,887 (13,306) Other real estate owned (OREO) income (5,750) (5,321) (429) Other operating expenses 47,926 47,999 (73) Total operating expenses 469,576 $ 483,113 $ (13,537) $ Income before income tax 218,248 158,851 59,397 Income tax expense 40,459 55,568 (15,109) Net income 177,789 $ 103,283 $ 74,506 $ EPS 2.47 $ 1.43 $ 1.04 $ ROTCE 11.77% 6.90% 4.87%

Net Interest Margin Dynamics Net interest margin up 6 bps to 3.22% FTE2 net interest margin of 3.48%, an increase of 10 bps Money market and investment securities represent 49% of earning assets Money market and investment securities FTE yield up 24 bps to 3.47% FTE loan yield increased 4 bps to 7.52% Total deposit costs increased 3 bps to 2.10% Money Market and Investment Securities ($ in billions)1 6 See footnotes on slide 13 51% 48% 48% 48% 49% Loan Yields, Deposit Cost and NIM (FTE) Total Loans and Deposits ($ in billions)1 52% 54% 55% 55% 54% Highlights:

On July 24, 2024, we announced the following capital actions: common stock repurchase authorization of $500 million; and an increase in the Corporation’s quarterly common stock dividend from $0.62 per share to $0.70 per share, commencing with the dividend payable in the first quarter of 2025, subject to approval of the Corporation’s Board of Directors Leverage ratio increased 8 bps to 8.53%; ratio impacted by a high proportion of zero-risk weighted assets on the balance sheet, which represented 40% of total assets Common Equity Tier 1 of 16.48%, up 12 bps TCE ratio1 at 6.30% compared to 6.19% in Q1 2024; Tangible book value per share at $62.71 compared to $60.06 in Q1 2024 Return on average tangible common equity of 11.77% Note: Current period ratios are estimated See footnotes on slide 13 Highlights: Capital

NPAs and NPLs decreased $23 million and $12 million, respectively: NPL inflows decreased $2 million BPPR NPLs at $287 million, or 1.1% of loans, down $12 million Popular U.S. NPLs at $55 million, or 0.5% of loans, flat from the prior quarter OREO assets decreased $10 million, driven by the sale of a commercial property in BPPR Non-Performing Assets Differences due to rounding ($ in millions) ($ in millions) ($ in millions) Q2 2024 vs Q1 2024

NCO ratio down 10 bps at 0.61% NCOs down $9 million to $54 million BPPR NCOs down $7 million to $49 million: Consumer down $5 million Commercial down $2 million Popular U.S. NCOs down $1 million to $4 million ACL at $730 million, down $9 million ACL-to-Loans ratio at 2.05% vs. 2.11% ACL-to-NPLs at 214% vs. 209% NCOs and Allowance for Credit Losses Differences due to rounding Q2 2024 vs Q1 2024

Allowance for Credit Losses – Q2 2024 Movement ACL Movement: Moody's updated the formulas for certain P.R. economic variables, resulting in: Unemployment forecast now more optimistic driven by recent performance GDP forecast more conservative in the short term but more optimistic in the long run Economic scenario variance in the ACL mainly driven by changes in the P.R. unemployment rate, P.R. income variables and the P.R. home price index Consumer portfolio changes reflect the impact of recent loss history Economic Scenarios: Baseline scenario is assigned the highest probability, followed by the S3 (pessimistic) scenario 2024 annualized GDP growth (baseline): P.R.: decreased to 0.6% from 2.0% U.S.: remained consistent with previous forecast at 2.5% 2024 forecasted average unemployment rate (baseline): P.R.: improved to 5.8% from 6.5% U.S.: increased slightly to 4.0% from 3.9%

Driving Value Market leader in Puerto Rico Substantial liquidity with diversified deposit base Well-positioned to take advantage of ongoing economic growth Focus on customer service supported by broad branch network Differentiated omnichannel experience Diversified fee income Strong risk-adjusted loan margins driven by a well-diversified portfolio Mainland U.S. banking operation provides geographic diversification Commercial led strategy directed at small and medium sized businesses National niche banking focused on homeowners’ associations, healthcare and non-profit organizations Branch footprint in South Florida and New York Metro 11 Broad-based multi-year, digital, technological and business process transformation Implement more agile and efficient business processes across the entire company Unlock opportunity for growth in our primary market and within our existing customer base Capital Actions: On July 24, 2024, we announced the following capital actions: common stock repurchase authorization of $500 million; and an increase in the Corporation’s quarterly common stock dividend from $0.62 per share to $0.70 per share, commencing with the dividend payable in the first quarter of 2025, subject to approval of the Corporation’s Board of Directors Corporate Sustainability: In June, we released our 2023 annual corporate sustainability report We continue to focus on providing opportunity for progress, protecting the environment, and promoting trust

2024 Guidance

Footnotes Slide 3: (1) Refer to Non-GAAP Reconciliation in slide 16 on the Appendix section FTE stands for fully taxable-equivalent basis; FTE net interest margin represents a non-GAAP financial measure. See the Corporation's earnings press release, Form 10-Q and Form 10-K filed with the U.S. Securities and Exchange Commission for the applicable periods for a GAAP to non-GAAP reconciliation. Slide 6: Balances are as of end of period FTE net interest margin represents a non-GAAP financial measure. See the Corporation's earnings press release, Form 10-Q and Form 10-K filed with the U.S. Securities and Exchange Commission for the applicable periods for a GAAP to non-GAAP reconciliation. FTE stands for fully taxable-equivalent basis Slide 7: (1) TCE ratio is defined as the ratio of tangible common equity to tangible assets

Investor Presentation Second Quarter 2024 Appendix

Corporate Structure Earnings Summary Corporate Structure Franchise Earnings Assets = $59 billion Assets = $14 billion Puerto Rico Operations Selected equity investments: Banco BHD León under Corporate segment Dominican Republic bank 15.84% stake 2023 net income of $227 million Industry Financial Services Headquarters San Juan, Puerto Rico Assets $73 billion (among top 50 BHCs in the U.S.) Loans $36 billion Deposits $66 billion Banking branches 153 in Puerto Rico, 40 in the U.S. (28 in New York and New Jersey and 12 in Florida) and 9 in the U.S. and British Virgin Islands NASDAQ ticker symbol BPOP Market Cap $6.4 billion Assets = $73 billion United States Operations Information as of June 30, 2024 ¹ Doing business as Popular

Non-GAAP Reconciliation The following table presents the reconciliation of the net income to the Adjusted net income (Non-GAAP) for the quarter ended March 31, 2024. There were no adjustments to net income for the quarter ended June 30, 2024.

Q2 2024 vs. Q1 2024 Business Segments Differences due to rounding

Deposit Mix and Historical Betas Total deposit cumulative beta of 39% at period end; total deposit beta at BPPR and PB of 35% and 57%, respectively Excluding public sector, BPPR’s cumulative beta at 7% PB cumulative betas higher due to market environment and deposit mix High beta public sector deposits account for 30% of total deposits. P.R. public sector deposit betas are 100% with a quarter lag

Investment Portfolio 2 The Book value includes $570 million of net unrealized loss in AOCI related to the securities transferred from available-for-sale securities portfolio to the held-to-maturity with an unrealized loss of $873 million at the time of transfer, which will be amortized (back into capital) throughout their remaining life at a rate of approximately 5% per quarter through 2026. Differences due to rounding 1 Maturity expressed in years; In the case of mortgage-backed securities and CMO’s, it represents the weighted average life of the bonds assuming market consensus prepayment speeds 1 Highlights: Conservative investment portfolio, with the majority invested in short to intermediate U.S. Treasuries, which are tax exempt for P.R. corporations Investment portfolio duration 2.3 years, including cash, 1.8 years Unrealized loss in the AFS portfolio decreased by $23 million Market value of the HTM portfolio stood at $7.8 billion, $140 million lower than the book value

P.R. Public Sector Exposure The Corporation does not own any loans issued by the P.R. central government or its public corporations. As of June 30, 2024, our direct exposure to P.R. municipalities was $376 million, up by $13 million QoQ Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related Municipalities Indirect Exposure Differences due to rounding Activity Since June 30, 2024 On July 1, 2024, we received $40 million in principal payments

Non-Owner Occupied CRE Portfolio Non-Owner Occupied CRE ($ in millions) Differences due to rounding Highlights: Non-Owner Occupied CRE (CRE NOO) mainly in retail, hotels and office space Office exposure limited to 1.8% of total loan portfolio and 13% of CRE NOO; Office space mainly in mid-rise properties with diversified tenants across both regions; Average loan size at $2.0 million Favorable credit risk profile with low level of NCOs, NPLs, criticized and classified loans Non-performing loans down $2 million to $8.5 million, or 0.2% of loans Allowance for credit losses to loans held-in-portfolio at 1.28% ACL to NPLs 755%

Multifamily Loans Portfolio Multifamily Loans ($ in millions) Multifamily Loans Balance by state Differences due to rounding Highlights: 87% of the portfolio concentrated in Popular U.S. Strong credit risk profile with low levels of delinquency, criticized and classified loans: 30-89 DPD/Loans at 0.13% Classified loans at 1.12% NCO ratio 0.0% Allowance for credit losses (“ACL”) to loans held-in-portfolio at 0.47% New York portfolio: $1.4 billion or 4.1% of our total loan portfolio Underwritten based on current rental income at origination No exposure to rent controlled buildings Rent stabilized units represent less than 40% of the total units in the loan portfolio with the majority originated after 2019 In 2024, approximately $191 million is expected to reprice, of which only $16 million are for buildings where more than 50% of the units are rent stabilized

Auto Portfolio NCOs and NCO-to-Loan Ratio ($ in millions) FICO Mix of Originations (% of Approved Amount) Delinquency ($ in millions) Differences due to rounding Auto balances increased during the pandemic; growth has moderated during recent quarters Delinquency and NCOs gradually increased during 2023 but remain below pre-pandemic Improvements have been observed since Q4 2023 FICO mix of originations have remained robust, with weighted-average FICO scores of approximately 737 YTD originations were approximately 68%/32% split between new/used auto loans Highlights:

Differences due to rounding Auto Leases Portfolio NCOs and NCO-to-Loan Ratio ($ in millions) FICO Mix of Originations (% of Approved Amount) Delinquency ($ in millions) Auto lease balances have continued to increase since the pandemic Delinquency gradually increased during 2023, but improvements have been observed since Q4 2023 NCOs decreased when compared to the prior quarter, standing at levels comparable to the pre-pandemic period FICO mix of originations have remained robust, with weighted-average FICO scores of approximately 744 Highlights:

Differences due to rounding Credit Cards Portfolio NCOs and NCO-to-Loan Ratio ($ in millions) Delinquency ($ in millions) FICO Mix of Originations (% of Approved Amount) Improvements in credit quality of originations Balances have been gradually increasing due to higher originations and increased usage post pandemic Delinquency and NCOs have been gradually increasing, surpassing Q4 2019 level, but showing signs of stabilization FICO mix of originations have remained robust, with weighted-average FICO scores of approximately 768 Highlights:

Differences due to rounding P.R. Personal Loans Portfolio NCOs and NCO-to-Loan Ratio ($ in millions) FICO Mix of Originations (% of Approved Amount) Delinquency ($ in millions) Improvements in credit quality of originations Portfolio balances showed a slight decrease QoQ Delinquency trends show gradual increase, but remain below pre-pandemic performance NCO rate trending up, surpassing Q4 2019 level, but showing signs of stabilization FICO mix of originations robust, with weighted-average FICO scores of 749 in recent vintages, approximating pre-pandemic levels Highlights:

Popular, Inc. Credit Ratings Senior Unsecured Ratings Fitch BBB- Stable Outlook S&P BB+ Stable Outlook Moody’s Ba1 Stable Outlook 2018 May Fitch revised outlook to Positive 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to Positive May Fitch upgrades to BB from BB- 2020 2021 March Moody’s revised outlook to Positive April Moody’s upgrades to Ba3 from B1 Fitch and S&P revised outlook to Positive June Fitch upgrades to BBB- from BB, revised outlook to Stable 2022 April S&P upgrades to BB+ from BB-, revised outlook to Stable September Moody’s upgrades to Ba1 from Ba3, revised outlook to Stable Senior Unsecured Ratings March S&P lowers outlook to Stable

Investor Presentation Second Quarter 2024